Exhibit 10.1

March 17, 2010

Seaside 88, L.P.
750 Ocean Royale Way, Suite 805
North Palm Beach, FL  33408

Re:  Common Stock Purchase Agreement

Gentlemen:

Reference is hereby made to that certain Common Stock Purchase Agreement (the “Agreement”) dated as of December 31, 2009 by and between TranSwitch Corporation (the “Company”) and Seaside 88, L.P. (“Seaside”). Terms used herein and not otherwise defined shall have the meanings ascribed to them in the Agreement.

Upon execution and delivery of this letter agreement by the parties hereto, the Company and Seaside hereby agree to amend the Agreement by deleting Section 5.1(c) of the Agreement in its entirety and inserting the following in its stead:

“(c) by the Company, upon at least 10 days’ prior written notice to Seaside, after the eleventh Subsequent Closing Date;”

In all other respects, the Agreement is hereby ratified and confirmed.

If the foregoing reflects your understanding of our agreement, please execute and return the enclosed copy of this letter, whereupon this letter agreement amending the Agreement, and the Agreement as so amended, shall be the binding obligations of the parties.

Very truly yours,

TRANSWITCH CORPORTION

By: __/s/ Robert A. Bosi____________
Title: Vice President and Chief Financial Officer

Agreed to and Accepted

SEASIDE 88, L.P.

By:  Seaside 88 Advisors, LLC

By: __/s/ William J. Ritger________
Title: Manager